FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF JUNE 30, 1995



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                      (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                          $2,478,494                        $2,478,494
  Gas                                                  383,868                           383,868
                                                     2,862,362                -        2,862,362

OPERATING EXPENSES
  Fuel used in electric production                     723,749                           723,749
  Gas purchased                                        192,327                           192,327
  Purchased and exchanged power                         31,155                            31,155
  Other operation                                      567,004                           567,004
  Maintenance                                          193,764                           193,764
  Depreciation                                         291,043                           291,043
  Amortization of phase-in deferrals                     2,273                             2,273
  Post-in-service deferred operating
    expenses -- net                                     (5,090)                           (5,090)
  Taxes
    Federal and state income                           158,951                           158,951
    State, local and other                             247,216                           247,216
                                                     2,402,392                -        2,402,392

OPERATING INCOME                                       459,970                -          459,970

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                         3,755                             3,755
  Post-in-service carrying costs                         8,055                             8,055
  Phase-in deferred return                               8,161                             8,161
  Income taxes                                           9,654                             9,654
  Other - net                                          (21,609)                          (21,609)
                                                         8,016                -            8,016

INCOME BEFORE INTEREST AND OTHER CHARGES               467,986                -          467,986

INTEREST AND OTHER CHARGES
  Interest on long-term debt                           215,748                           215,748
  Other interest                                        23,639                            23,639
  Allowance for borrowed funds used
    during construction                                (10,542)                          (10,542)
  Preferred dividend requirements of
    subsidiaries                                        34,630                            34,630
                                                       263,475                -          263,475

NET INCOME                                            $204,511                -         $204,511

AVERAGE COMMON SHARES OUTSTANDING                      152,331              867          153,198

EARNINGS PER COMMON SHARE                                $1.33                             $1.33

DIVIDENDS DECLARED PER COMMON SHARE                      $1.60
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

ASSETS
                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                                  (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                        $8,393,518                        $8,393,518
    Gas                                                664,536                           664,536
    Common                                             184,750                           184,750
                                                     9,242,804                -        9,242,804
  Accumulated depreciation                           3,262,715                         3,262,715
                                                     5,980,089                -        5,980,089

  Construction work in progress                        241,987                           241,987
      Total utility plant                            6,222,076                -        6,222,076

CURRENT ASSETS
  Cash and temporary cash investments                   25,206           22,769           47,975
  Restricted deposits                                    4,646                             4,646
  Accounts receivable less accumulated
    provision of $10,212,000                           251,888                           251,888
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production              160,363                           160,363
      Gas stored for current use                        21,187                            21,187
      Other materials and supplies                      93,722                            93,722
  Property taxes applicable to subsequent year         134,729                           134,729
  Prepayments and other                                 46,947                            46,947
                                                       738,688           22,769          761,457

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                      188,061                           188,061
    Phase-in deferred return and depreciation          105,211                           105,211
    Deferred demand-side management costs              114,768                           114,768
    Amounts due from customers - income taxes          393,859                           393,859
    Deferred merger costs                               50,067                            50,067
    Unamortized costs of reacquiring debt               71,778                            71,778
    Other                                               81,665                            81,665
  Other                                                141,581                           141,581
                                                     1,146,990                -        1,146,990

                                                    $8,107,754          $22,769       $8,130,523
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
CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                             (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,567,331 Actual
      and 179,441,740 Pro Forma                         $1,566               $9           $1,575
  Paid-in capital                                    1,570,873           22,760        1,593,633
  Retained earnings                                    900,094                           900,094
    Total common stock equity                        2,472,533           22,769        2,495,302

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                  227,915                           227,915
  Subject to mandatory redemption                      160,000                           160,000

LONG-TERM DEBT                                       2,652,382                         2,652,382
    Total capitalization                             5,512,830           22,769        5,535,599

CURRENT LIABILITIES
  Long-term debt and preferred stock
    of subsidiaries due within one year                150,400                           150,400
  Notes payable                                        244,000                           244,000
  Accounts payable                                     184,400                           184,400
  Refund due to customers                               15,796                            15,796
  Litigation settlement                                 80,000                            80,000
  Accrued taxes                                        261,787                           261,787
  Accrued interest                                      56,740                            56,740
  Other                                                 39,544                            39,544
                                                     1,032,667                -        1,032,667

OTHER LIABILITIES
  Deferred income taxes                              1,074,724                         1,074,724
  Unamortized investment tax credits                   190,804                           190,804
  Accrued pension and other postretirement
    benefit costs                                      153,753                           153,753
  Other                                                142,976                           142,976
                                                     1,562,257                -        1,562,257

                                                    $8,107,754          $22,769       $8,130,523
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                    Pro Forma
                                                    Actual         Adjustments       Pro Forma
                                                                  (in thousands)
BALANCE JULY 31, 1994                                 $943,659                          $943,659

  Net income                                           204,511                           204,511
  Dividends on common stock                           (243,797)                         (243,797)
  Other                                                 (4,279)                           (4,279)


BALANCE JUNE 30, 1995                                 $900,094                -         $900,094
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
CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Issuance of 867,385 Shares of Common Stock, $.01 par value per share




Entry No. 1

Cash and temporary cash investments                               $22,768,856
  Common stock                                                                          $8,674
  Paid-in capital                                                                   22,760,182

To record the issuance of 867,385 shares of common stock at the June 30, 1995, close price of $26-1/4 per share.
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